Exhibit 10.2

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.
RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (this “Restricted Stock Agreement”) is made and entered into as of October 27, 2005 (the “Date of Grant”), by and between Advance America, Cash Advance Centers, Inc., a Delaware corporation (the “Company”) and Kenneth E. Compton (the “Recipient”).

WHEREAS, the Board of Directors of the Company (the “Board”) has approved the Award to the Recipient as set forth below; and

WHEREAS, the Award is intended to induce the Recipient to join the Company as its Chief Executive Officer and President, to motivate him to achieve long-term Company goals, and to further align his interests with those of the Company’s stockholders.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.  Definitions.

“Award” shall mean the shares of Restricted Stock granted pursuant to the terms of this Restricted Stock Agreement.

“Bylaws” shall mean the Amended and Restated Bylaws of the Company, as they may be further amended, modified, or restated from time to time.

“Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company as it may be further amended, modified, or restated from time to time.

“Change in Control” shall mean a “change in ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” as defined for purposes of section 409A of the Internal Revenue Code of 1986, as amended, with respect to the Company.

“Committee” shall mean the Compensation Committee of the Board.

“Common Stock” shall mean the common stock of the Company, par value $.01 per share.

2.  Grant of Restricted Stock.  The Company hereby grants to the Recipient 250,000 restricted shares of Common Stock (the “Restricted Stock”), subject to all of the terms and conditions of this Restricted Stock Agreement.  The Recipient’s grant and record of share ownership shall be kept on the books of the Company, until the restrictions on transfer have lapsed pursuant to Section 3 below.  Shares that have become vested pursuant to Section 3 below may be evidenced by stock certificates, at the request of the Recipient, which certificates shall be registered in the name of the Recipient and delivered to Recipient within five (5) days of such request, subject to Section 8 below.

3.  Lapse of Restrictions.  All shares of Restricted Stock shall be unvested unless and until they become Vested Shares (defined below) in accordance with this Section 3.  If the Recipient is employed by the Company or any Subsidiary as of the applicable anniversary date set forth below, the Restricted Stock shall become “Vested Shares” according to the percentage set forth opposite such date:

Date	Cumulative Percentage Vested
First Anniversary of the Date of Grant	12	½%
Second Anniversary of the Date of Grant	25%
Third Anniversary of the Date of Grant	37	½%
Fourth Anniversary of the Date of Grant	50%
Fifth Anniversary of the Date of Grant	62	½%
Sixth Anniversary of the Date of Grant	75%
Seventh Anniversary of the Date of Grant	87	½%
Eighth Anniversary of the Date of Grant	100%

In the event that the Recipient is employed by the Company or one of its subsidiaries upon a Change of Control, all Restricted Stock shall automatically become Vested Shares upon the consummation of such Change in Control.  Additionally, in the event that the employment of the Recipient with the Company or its subsidiaries (or the Recipient’s service to the Company or its subsidiaries) shall terminate on account of the death of the Recipient, all Restricted Stock shall automatically become Vested Shares.

4.  Restrictions on Transfer.  Shares of Restricted Stock may not be transferred, assigned, or otherwise disposed of by the Recipient prior to becoming Vested Shares, including by way of sale, assignment, transfer, pledge, or otherwise.  Except as otherwise provided in this Section 4, no transfer of the Recipient’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.  Immediately upon any attempt to transfer such rights, such shares, and all of the rights related thereto, shall be forfeited by the Recipient.  Upon the death of the Recipient, the Recipient’s rights with respect to such Vested Shares may be exercised only by the executor or administrator of the Recipient’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution.  No transfer of shares of Vested Stock by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of this Restricted Stock Agreement that are or would have been applicable to the Recipient and to be bound by the acknowledgments made by the Recipient in connection with the grant of the Award.  The Recipient may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.  If no designated beneficiary survives the Recipient, the executor or administrator of the Recipient’s estate shall be deemed to be the Recipient’s beneficiary.

5.  Rights as a Stockholder.  The Company shall hold in escrow all dividends, if any, that are paid with respect to the shares of Restricted Stock until all restrictions on such shares have lapsed.  Recipient agrees that the right to vote any shares for which the restrictions on transfer set forth in Section 4 hereof have not yet lapsed pursuant to the vesting schedule set forth in Section 3 hereof (the “Unvested Shares”) will be held by the Company and, accordingly, shall execute an irrevocable proxy in favor of the Company for all shares of Restricted Stock in the form supplied by the Company.

6.  Adjustment for Change in Capitalization.  In the event that any dividend or other distribution is declared (whether in the form of cash, Common Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event, the Committee shall adjust, in its sole and absolute discretion, the shares of Restricted Stock, and any dividends, cash, property, or stock issuable in respect of the Restricted Stock, proportionate to any such adjustments made with respect to the Company’s outstanding Common Stock.

7.  Notices.  Any notice required or permitted under this Restricted Stock Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Recipient either at the Recipient’s address as last known by the Company or such other address as the Recipient may designate in writing to the Company.

8.  Securities Laws Requirements.

(a)                                  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to this Restricted Stock Agreement unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of Common Stock are traded.  The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or advisable.

(b)                                 The Company shall not be obligated to transfer any shares of Common Stock from the Recipient to another party, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended from time to time (or any other federal or state statutes having similar requirements as may be in effect at that time), or the requirements of any securities exchange on which shares of Common Stock are traded.  Further, the Company may require as a condition of transfer of any shares to the Recipient that the Recipient furnish a written representation that he or she is holding the shares for investment and not with a view to resale or distribution to the public.  The Committee may, in its sole discretion, defer the effectiveness of any issuance or transfer of shares of Common Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws.  The Committee shall inform the Recipient in writing of its decision to defer the effectiveness of an issuance or transfer.

9.  Protections Against Violations of Restricted Stock Agreement.  No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other), or other disposition of, or creation of a security interest in or lien on, any of the shares of Restricted Stock by any holder thereof in violation of the provisions of this Restricted Stock Agreement or the Certificate of Incorporation or the Bylaws, shall be valid, and the Company will not transfer any of said shares of Restricted Stock on its books nor will any of said shares of Restricted Stock be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company.  The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

10.  Taxes.  The Recipient understands that he or she (and not the Company) shall be responsible for any tax obligation that may arise as a result of the transactions contemplated by this Restricted Stock Agreement and shall pay to the Company the amount determined by the Company to be such tax obligation at the time such tax obligation arises.  If the Recipient fails to make such payment, the number of shares necessary to satisfy the tax obligations shall be forfeited.  The Recipient shall promptly notify the Company of any election made pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

THE RECIPIENT ACKNOWLEDGES THAT IT IS THE RECIPIENT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, IN THE EVENT THAT THE RECIPIENT DESIRES TO MAKE THAT ELECTION.

11.  Legend.  The Company’s Secretary shall, or shall instruct the Company’s transfer agent to, provide stop transfer instructions in the Company’s stock records to prevent any transfer of the Restricted Stock for any purpose until the shares become Vested Shares.  Any certificate that the Secretary or the transfer agent deems necessary to issue to represent shares of Restricted Stock shall, until all restrictions lapse and new certificates are issued, bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO REACQUISITION BY THE COMPANY UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN ADVANCE AMERICA, CASH ADVANCE CENTERS, INC. (THE “COMPANY”) AND THE HOLDER OF THE SECURITIES.  PRIOR TO VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES.  COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF THE COMPANY, 135 NORTH CHURCH STREET, SPARTANBURG, SOUTH CAROLINA, 29306.

12.  Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Restricted Stock Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

13.  Effect of Termination of Employment (or Provision of Services).  Notwithstanding anything else herein to the contrary, upon the termination of Recipient’s employment (or upon cessation of Recipient’s services to the Company or any of its subsidiaries) for any reason, or no reason, any and all shares to which restrictions on transferability apply and that have not become Vested Shares shall be immediately forfeited by the Recipient and transferred to, and reacquired by, the Company.  In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

14.  Governing Law.  This Restricted Stock Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

15.  Amendments.  Except as otherwise provided in Section 18 and Section 19, this Restricted Stock Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

16.  Survival of Terms.  This Restricted Stock Agreement shall apply to and bind the Recipient and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators, and legal successors.

17.  Agreement Not a Contract for Services.  Neither the grant of Restricted Stock, this Restricted Stock Agreement, nor any other action taken pursuant to this Restricted Stock Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that the Recipient has a right to continue to provide services as an officer, director, employee, or consultant of the Company for any period of time or at any specific rate of compensation.

18.  Severability.  If a provision of this Restricted Stock Agreement is held invalid by a court of competent jurisdiction, the remaining provisions will nonetheless be enforceable according to their terms.  Further, if any provision is held to be over broad as written, that provision shall be amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

19.  Authority Reserved to the Committee.  The Committee may, in its sole and absolute discretion, without amendment to this Restricted Stock Agreement, accelerate the vesting date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock.

20.  Counterparts.  This Restricted Stock Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Restricted Stock Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Restricted Stock Agreement on the day and year first above written.

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

By	/s/ John I. Hill
Name:	John I. Hill
Title:	Chief Financial Officer

RECIPIENT:

/s/ Kenneth E. Compton
Kenneth E. Compton

Restricted Stock Agreement

IRREVOCABLE PROXY

I, the undersigned, hereby irrevocably authorize and empower Advance America, Cash Advance Centers, Inc. (the “Company”) as my irrevocable proxy (the “Proxy”) to represent me with respect of any and all Unvested Shares (as such term is defined in the Restricted Stock Agreement dated as of October 27, 2005, by and between the Company and the undersigned (the “Restricted Stock Agreement”)) at any and all general meetings, or pursuant to any action by written consent, of the stockholders of the Company.

The Proxy is irrevocably authorized and empowered to receive, in my stead, any and all notices of and invitations to the Company’s general meetings, and to participate in all such general meetings; and the Proxy is authorized and empowered to vote all such Unvested Shares in such manner as the Proxy shall, in the Proxy’s sole discretion, deem to be in the best interests of the Company.

This proxy shall remain in full force and effect until the shares of Restricted Stock (as such term is defined in the Restricted Stock Agreement) granted to me pursuant to the Restricted Stock Agreement have vested in accordance with the terms of the Restricted Stock Agreement, unless sooner terminated by the Company.

NAME: Kenneth E. Compton

DATE: October 27, 2005

SIGNATURE:	/s/ Kenneth E. Compton